Cibus Reports Second Quarter Financial Results and Provides Year-to-Date Business Update for 2025

Streamlining operational focus on Rice herbicide tolerance traits and partner-funded and/or supported programs, expected to reduce annual cash usage to approximately $30 million by 2026

Commercialization of Rice herbicide tolerance traits HT1 and HT3 on track – targeting an initial commercial launch in Latin America beginning in 2027 and expanding to the U.S. in 2028, with potential annual accessible royalties of over $200 million

Signed a collaboration agreement with the Colombia based Rice seed company Semillano

Completed delivery of three germplasm lines with the Cibus HT3 trait to existing Rice customer

Continue to meet development milestones as we seek commercialization of partner-funded and/or supported sustainable ingredients products; on track for planned nominal revenues in 2025 and targeted commercial expansion in 2026

Global regulatory environment remains supportive of gene editing technologies, with positive year-to-date developments in EU, Ecuador, India, Asia and U.S. markets

Raised $27.5 million in gross proceeds from public offering, extending cash runway as we advance toward near term initial revenues

SAN DIEGO, August 14, 2025 – Cibus, Inc. (Nasdaq: CBUS) (the "Company"), a leading agricultural technology company that develops and licenses plant traits to seed companies, today announced its financial results for the quarter ended June 30, 2025, and provided a year-to-date business update for 2025. Management will host a conference call and webcast today at 4:30 p.m. ET.

Management Commentary

"Our second quarter update demonstrates our continued execution toward initial commercial launch of our priority productivity traits and industrialization of plant breeding technologies," said Peter Beetham, Interim Chief Executive Officer of Cibus. "We remain laser-focused on our core priorities: advancing our Rice herbicide tolerance traits and our partner-funded and/or supported sustainable ingredients program. Our Rice traits are progressing on schedule toward targeted initial launches in Latin America beginning in 2027 and expanding to the United States in 2028, which would generate initial royalty revenue and set the stage for further opportunities in the immense Rice market. Also gaining momentum in the near-term is our partner-funded and/or supported sustainable ingredients program, where our biofragrance products are expected to generate nominal revenues yet this year, with targeted commercial expansion planned in 2026. These focused efforts, combined with our cost streamlining initiatives, the implementation of which is already underway, are expected to reduce our annualized cash usage to approximately $30 million by 2026."

"Our continued progress toward commercialization, our strong pipeline of traits available for partnerships, and the favorable position of global regulations for gene editing technologies create new opportunities for customer engagement and market penetration. In fact, we are excited to announce a new collaboration agreement with the Colombian Rice producer Semillano. We are moving the business forward with disciplined focus, driving operational efficiencies, and building a strong foundation for sustainable growth that we expect to generate long-term value for our shareholders as we advance toward revenue generation."

Commercial Progress for Priority Programs and Global Regulatory Developments

Priority Pipeline Traits and Programs

•Weed Management (HT1 and HT3) in Rice
◦Cibus continues to make significant progress with its Rice herbicide tolerance traits, which represent the Company's priority pipeline program. Trait editing and introgression, field trials, and registration of traits remain on track for targeted initial commercial launches in Latin America in 2027-2028, followed by targeted expansion into the U.S. in 2028 and India/Asia (excluding China) in 2030.
◦Completed delivery of Rice lines with the HT3 trait to an existing US customer.
◦In August, signed a new collaboration agreement with Colombian Rice producer Semillano
◦Following 2024 field trial results for stacked gene edited herbicide tolerance traits in Rice, in March 2025 the Company expanded its efforts to include additional trait stacking to broaden weed management for crop protection with additional field testing underway. The Company believes last year's activities represented the first trial use of stacked gene edited herbicide tolerance traits in Rice to improve weed management.

•Partner-Funded and/or Supported Sustainable Ingredients Program
◦Continue to meet development milestones as we seek commercialization of partner-funded and/or supported sustainable ingredients products; on track for planned nominal revenues in 2025 and targeted commercial expansion planned in 2026.

Global Regulatory Development

•Global regulatory environment for gene editing technologies remains positive
◦The EU regulatory process for New Genomic Techniques (NGTs) continues to advance through established legislative channels despite not reaching final agreement by June 30, 2025, as initially anticipated by the industry. This process remains ongoing, with committee discussions and negotiations among member countries continuing. We believe that the transition from Polish to Danish EU

Council presidency brings fresh momentum, with Danish officials having clear visibility on specific outstanding items requiring resolution.
◦In April 2025, the Ministry of Agriculture and Livestock in Ecuador determined that Cibus’ HT1 and HT3 Rice traits are equivalent to those developed through conventional breeding and subject to the same regulations as conventional seed in accordance with the provisions of the Organic Law of Agrobiodiversity, Seeds and Promotion of Sustainable Agriculture and its Regulations. Ecuador strictly prohibits the commercial planting of transgenic (GMO) crops.
◦In June 2025, USDA-APHIS further determined Cibus’ HT2 herbicide-tolerance trait in canola is "not regulated" under USDA biotechnology regulations (7 CFR Part 340), marking the 17th Cibus trait to be so designated by the agency, and thereby removing a key U.S. commercialization hurdle.
◦During the California Rice Commission's Rice Certification Committee Meeting on February 26, 2025, the Commission approved Cibus' field research proposal, marking the first time gene edited Rice has been authorized for planting in California.

Progress within Opportunity Programs and Other Business Updates

In addition to the Cibus' self-funded Rice herbicide tolerance trait program and its actively advancing a partner-funded and/or supported sustainable ingredients programs, the Company's deep trait pipeline provides several additional opportunities for partner funded programs.

Opportunity Pipeline Traits and Programs

•Traits in Canola (Available for Partnership)
◦As previously reported the Company has on-going field trials for its pod shatter resistance trait in Winter Oilseed Rape (WOSR - winter canola) in the UK in customer genetics.
◦Cibus' field trials for next generation HT2 in Canola demonstrated promising early results, confirming tolerance and demonstrating the effectiveness of the trait product, positioning this trait program for future partner development.
◦In March 2025, Cibus announced that controlled environment testing of its third mode of action for Sclerotinia resistance in Canola demonstrated enhanced resistance.

•Nutrient-use Efficiency (Root Microbe Symbiosis) (Available for Partnership)
◦In June, Cibus confirmed its ongoing collaboration agreement with the John Innes Centre on a breakthrough nutrient use efficiency trait, which has the potential, with future external funding, to create significant commercial opportunities across Cibus' crop portfolio, by addressing the global fertilizer efficiency challenge where only one-third of applied fertilizer is typically absorbed by plants.

•Soybean Platform (Available for Partnership)
◦In January 2025, the Company successfully edited a Soybean cell for its HT2 trait, achieving sufficiently high editing rates that enabled expanded development of its Soybean platform, for which the company continues to maintain development as part of its Sustainable Ingredients program.

•Wheat Platform (Available for Partnership)
◦In January 2024, the Company announced that it successfully regenerated plants from single cells in a wheat cultivar, opening up the potential to accelerate trait partner funded development in one of the world’s most cultivated crops.

•Enhanced Forage Digestibility (Altered-Lignin) in Alfalfa (In Partnership)
◦In June 2025, Cibus announced a regulatory milestone when the U.S. Food and Drug Administration issued a "no-further-questions" letter for the Company’s altered lignin alfalfa trait, developed in partnership with S&W Seed Company, clearing the path for U.S. commercialization by S&W Seed Company.

Corporate and Industry Progress Year-to-Date

•Standardized RTDS gene editing process for industrialized breeding
◦In January 2025, established production standards for its proprietary RTDS gene editing process for Cibus' developed traits in Rice and Canola. Cibus is making progress on editing customers elite germplasm in Rice as well as introgression of traits. In each of these cases, Cibus believes that it can edit a customer's elite germplasm or seed and return it to its customer with a specific edit within 12-15 months.

•Capital Markets Activity
◦In June, Cibus raised $27.5 million in gross proceeds, before deducting placement agent commissions and offering expenses, from a public offering. This strengthened balance sheet supports continued trait development, particularly for Rice herbicide tolerance and its Sustainable Ingredients program.

Expected Milestones for Priority Pipeline Traits and Programs

Cibus intends to report ordinary course development progress and achievements in connection with its quarterly reporting process. Cibus presents below the most significant development and commercial milestone targets for its priority programs for 2025:

•Weed Management (HT1 and HT3) in Rice:
◦Continued expansion of existing, and developing new customer relationships with Rice seed companies across North and South America during the course of 2025.
◦Expect first trait validation trials in Latin America in late 2025.
◦Expect to deliver initial traits for testing to a Latin American customer by end of 2025.

•Sustainable Ingredients:
◦Expect to receive in 2025 nominal revenues associated with the ongoing commercialization efforts for the Company's sustainable ingredient biofragrance products.

Second Quarter 2025 Financial Results

•Cash position: Cash and cash equivalents as of June 30, 2025, was $36.5 million. Taking into account the impact of implemented cost saving initiatives, and without giving effect to potential financing transactions that Cibus is pursuing, Cibus expects that existing cash and cash equivalents is sufficient to fund planned operating expenses and capital expenditure requirements into the second quarter of 2026. Cibus' Board of Directors, together with its financial advisor, continues to evaluate a full range of strategic alternatives to maximize shareholder value.

•Research and development (R&D) Expense: R&D expense was $12.2 million for the quarter ended June 30, 2025, compared to $13.0 million in the year-ago period. The decrease of $0.8 million is primarily due to cost reduction initiatives.

•Selling, general, and administrative (SG&A) expense: SG&A expense was $6.6 million for the quarter ended June 30, 2025, compared to $9.3 million in the year-ago period. The decrease of $2.7 million is primarily due to cost reduction initiatives.

•Royalty liability interest expense - related parties: Royalty liability interest expense - related parties was $8.7 million for the quarter ended June 30, 2025, and in the year-ago period, which is due to the recognition of interest expense on the Royalty Liability.

•Non-operating (expense) income, net: Non-operating (expense) income, net was nominal for the quarter ended June 30, 2025, compared to income of $1.6 million in the year-ago period. The decrease in income of $1.6 million is driven by the fair value adjustment of the Company's liability classified common warrants.

•Net loss: Net loss was $26.6 million for the quarter ended June 30, 2025, compared to $28.5 million in the year-ago period.

•Net loss per share of Class A common stock: Net loss per share of Class A common stock was $0.61 for the quarter ended June 30, 2025, compared to net loss per share of Class A common stock of $1.14 in the year-ago period.

Conference Call and Webcast Information

Cibus will host a live webcast, Thursday, August 14, 2025, at 4:30 p.m. Eastern Time to discuss its second quarter 2025 financial results and provide a year-to-date business update for 2025. The conference call can be accessed live over the phone by dialing (833) 316-2483 or for international callers by dialing (785) 838-9284. The conference ID is CIBUS (24287). A replay of the call will be available through August 28, 2025, by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 11159575.

A live audio webcast of the call will be available under "Events & Presentations" in the Investor section of the Company's website, investor.cibus.com. An archived webcast will be available on the Company's website for 90 days after the event.

About Cibus

Cibus is a leader in developing traits (characteristics) that address critical productivity, yield and sustainability challenges. Cibus’ proprietary high-throughput gene-editing technologies drive its long-term focus on productivity traits for farmers for the major global row crops. Cibus is not a seed company. It is a technology company that uses its gene editing technologies to develop plant traits at a fraction of the time and cost of conventional breeding and to license them to customers in exchange for royalties.

About the Cibus Trait MachineTM process and Rapid Trait Development SystemTM

A key element of Cibus' technology breakthrough is its high-throughput breeding process (referred to as the Trait Machine™ process). The Trait Machine process is a crop specific application of Cibus' patented Rapid Trait Development System™ (RTDS®). The proprietary technologies in RTDS integrate crop specific cell biology platforms with a series of gene editing technologies to enable a system of end-to-end crop specific precision breeding. It is the core technology platform for Cibus' Trait Machine process: the first standardized end-to-end semi-automated crop specific gene editing system that directly edits a seed company's elite germplasm. Each Trait Machine process requires a crop specific cell biology platform that enables Cibus to edit a single cell from a customer's elite germplasm and grow that edited cell into a plant with the Cibus edits.

Cibus believes that RTDS and the Trait Machine process represent the technological breakthrough in plant breeding that is the ultimate promise of plant gene editing: high- throughput gene editing systems operating as an extension of seed company breeding programs. In 2024, the Trait Machine process was cited by Fast Company Magazine as one of the most innovative products in 2024.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of applicable securities laws, including The Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included herein, including statements regarding Cibus' operational and financial performance, Cibus' liquidity and capital resources, the implementation and execution of cost savings initiatives, Cibus' strategy, future operations, prospects, and plans, including the anticipated receipt of commercial revenues and additional funding, are forward-looking statements. Cibus' assessment of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement. Because this involves such risks and uncertainties, the Company could use its available capital resources sooner than it currently expects. Forward-looking statements may be identified by words such as "anticipate," "believe," "intend," "expect," "plan," "scheduled," "could," "would" and "will," or the negative of these and similar expressions.

These forward-looking statements are based on the current expectations and assumptions of Cibus' management about future events, which are based on currently available information. These forward-looking statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond the control of Cibus. Cibus' actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: Cibus' need for additional near-term funding to finance its activities and challenges in obtaining additional capital on acceptable terms, or at all; changes in expected or existing competition; challenges to Cibus' intellectual property protection and unexpected costs associated with defending intellectual property rights; increased or unanticipated time and resources required for Cibus' platform or trait product development efforts; Cibus' reliance on third parties in connection with its development activities, including reliance on partner-funding and/or support for the advancement of its Sustainable Ingredients program; challenges associated with Cibus' ability to effectively license its productivity traits and sustainable ingredient products; the risk that farmers do not recognize the value in germplasm containing Cibus' traits or that farmers and processors fail to work effectively with crops containing Cibus' traits; delays or disruptions in the Company's platform or trait product development efforts, particularly insofar as they affect the Company's strategic priority programs; challenges that arise in respect of Cibus' production of high-quality plants and seeds cost effectively on a large scale; Cibus' dependence on distributions from Cibus Global, LLC to pay taxes and cover its corporate and overhead expenses; regulatory developments that disfavor or impose significant burdens on gene-editing processes or products; delays and uncertainties regarding regulatory developments in the European Union; Cibus' ability to achieve commercial success; commodity prices and other market risks facing the agricultural sector; technological developments that could render Cibus' technologies obsolete; changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates; dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on Cibus' ability to execute on its business plan; the Company's assessment of the period of time through which its financial resources will be adequate to support operations; and other important factors discussed in the "Risk Factors" section of Cibus' Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on March 20, 2025, as may be updated from time-to-time in Cibus’ subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

In addition, the forward-looking statements included in this press release represent Cibus' views as of the date hereof. Cibus specifically disclaims any obligation to update such forward-looking statements in the future, except as required under applicable law. These forward-looking statements should not be relied upon as representing Cibus' views as of any date subsequent to the date hereof.

CIBUS CONTACTS:

INVESTOR RELATIONS
Jeff Sonnek
jeff.sonnek@icrinc.com

MEDIA RELATIONS
Colin Sanford
colin@bioscribe.com
203-918-4347

CIBUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in Thousands, Except Par Value and Share Amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$36,463	$14,433
Accounts receivable	953	1,041
Prepaid expenses and other current assets	2,423	1,472
Total current assets	39,839	16,946
Property, plant, and equipment, net	9,383	11,439
Operating lease right-of-use assets	30,797	33,254
Intangible assets, net	32,589	33,578
Goodwill	232,516	253,466
Other non-current assets	1,074	1,386
Total assets	$346,198	$350,069
Liabilities, redeemable noncontrolling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$5,930	$5,964
Accrued expenses	7,968	2,281
Accrued compensation	3,116	3,309
Deferred revenue	918	932
Current portion of notes payable	966	436
Current portion of financing lease obligations	119	113
Current portion of operating lease obligations	3,038	4,287
Class A common stock warrants	71	2,268
Other current liabilities	297	288
Total current liabilities	22,423	19,878
Notes payable, net of current portion	140	226
Operating lease obligations, net of current portion	31,158	31,224
Royalty liability - related parties	216,487	199,442
Other non-current liabilities	1,514	1,468
Total liabilities	271,722	252,238

	June 30, 2025	December 31, 2024
Redeemable noncontrolling interest	—	5,674
Stockholders’ equity:
Class A common stock, $0.0001 par value; 210,000,000 shares authorized; 52,692,430 shares issued and 52,480,413 shares outstanding as of June 30, 2025, and 28,258,258 shares issued and 27,939,023 shares outstanding as of December 31, 2024	11	9
Class B common stock, $0.0001 par value; 90,000,000 shares authorized; 1,712,373 shares issued and outstanding as of June 30, 2025, and 1,720,929 shares issued and outstanding as of December 31, 2024	—	—
Additional paid-in capital	877,531	825,298
Class A common stock in treasury, at cost; 58,527 shares as of June 30, 2025, and 45,177 shares as of December 31, 2024	(2,038)	(1,999)
Accumulated deficit	(803,424)	(731,166)
Accumulated other comprehensive income	43	15
Total Cibus, Inc. stockholders' equity	72,123	92,157
Noncontrolling interest	2,353	—
Total stockholders’ equity	74,476	92,157
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$346,198	$350,069

CIBUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in Thousands, Except Share and Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Revenue	$933	$838	$1,967	$1,383
Total revenue	933	838	1,967	1,383
Operating expenses:
Research and development	12,228	12,993	24,027	25,006
Selling, general, and administrative	6,651	9,327	16,507	16,312
Goodwill impairment	—	—	20,950	—
Total operating expenses	18,879	22,320	61,484	41,318
Loss from operations	(17,946)	(21,482)	(59,517)	(39,935)
Royalty liability interest expense - related parties	(8,668)	(8,749)	(17,045)	(17,078)
Other interest income, net	106	169	225	362
Non-operating (expense) income, net	(23)	1,580	416	1,211
Loss before income taxes	(26,531)	(28,482)	(75,921)	(55,440)
Income tax (expense) benefit	(27)	4	(29)	(10)
Net loss	$(26,558)	$(28,478)	$(75,950)	$(55,450)
Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	(1,186)	(3,595)	(3,692)	(7,132)
Net loss attributable to Cibus, Inc. stockholders	$(25,372)	$(24,883)	$(72,258)	$(48,318)
Basic and diluted net loss per share of Class A common stock	$(0.61)	$(1.14)	$(1.88)	$(2.26)
Weighted average shares of Class A common stock outstanding – basic and diluted	41,618,893	21,851,982	38,353,931	21,357,460

CIBUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in Thousands)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net loss	$(75,950)	$(55,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Royalty liability interest expense - related parties	17,045	17,078
Goodwill impairment	20,950	—
Depreciation and amortization	3,209	3,554
Stock-based compensation	4,477	5,343
Loss on disposal of assets	80	—
Change in fair value of liability classified Class A common stock warrants	(455)	(1,190)
Other	49	(28)
Changes in operating assets and liabilities:
Accounts receivable	88	(528)
Prepaid expenses and other current assets	(44)	(30)
Accounts payable	82	(24)
Accrued expenses	3,998	1,026
Accrued compensation	(213)	(170)
Deferred revenue	(17)	410
Right-of-use assets and lease obligations, net	1,141	(184)
Other assets and liabilities, net	129	(335)
Net cash used in operating activities	(25,431)	(30,528)
Investing activities
Purchases of property, plant, and equipment	(384)	(397)
Net cash used in investing activities	(384)	(397)
Financing activities
Proceeds from issuances of securities	50,100	30,256
Costs incurred related to issuances of securities	(1,951)	(1,130)
Payment of taxes related to restricted stock units withheld from employees	(39)	(214)
Repayments of financing lease obligations	—	(60)
Repayments of notes payable	(279)	(600)
Net cash provided by financing activities	47,831	28,252
Effect of exchange rate changes on cash and cash equivalents	14	(5)
Net increase (decrease) in cash and cash equivalents	22,030	(2,678)
Cash and cash equivalents – beginning of period	14,433	32,699
Cash and cash equivalents – end of period	$36,463	$30,021